Exhibit 99.1

Investor Contact:	Asher Dewhurst Westwicke Partners QuorumHealth@Westwicke.com (443) 213-0500

QUORUM HEALTH CORPORATION ANNOUNCES
THIRD QUARTER 2018 FINANCIAL AND OPERATING RESULTS

BRENTWOOD, Tenn. (November 6, 2018) – Quorum Health Corporation (NYSE: QHC) (the “Company”) today announced financial and operating results for the third quarter ended September 30, 2018.

Third Quarter 2018 Financial and Operating Results

•	Same-facility net operating revenues increased $25.2 million to $463.8 million, compared to $438.6 million for the same period in 2017, representing a 5.8% increase for the quarter.
o

The $25.2 million increase in same-facility net operating revenues for the quarter was the result of three factors; improved payor mix and higher acuity, an $8.7 million increase related to revenues from the California Hospital Quality Assurance Fee (“HQAF”) program, and a $7.3 million increase in revenues from the monetization of Illinois property tax credits.

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When normalized for the impact of the HQAF program and the monetization of Illinois property tax credits, same-facility net operating revenues increased 2.1% or $9.2 million relative to the same period in 2017.

•	On a same-facility basis, admissions decreased 4.5%, adjusted admissions decreased 2.1% and net patient revenues per adjusted admission increased 9.2% compared to the same period in 2017.
•

Net loss attributable to Quorum Health Corporation was $(53.9) million, or $(1.85) per share, compared to $(29.2) million, or $(1.03) per share, for the same period in 2017. The net loss for the third quarter was impacted by $32.4 million of impairment of long-lived assets and $1.1 million of costs related to the closure of one hospital.

•	Adjusted EBITDA was $34.1 million compared to $32.3 million for the same period in 2017.
•

Adjusted EBITDA, Adjusted for Divestitures, which is further adjusted to exclude the EBITDA of hospitals either sold or closed as of September 30, 2018, was $42.8 million compared to $38.3 million for the same period in 2017.

Divestiture Update

•

As of November 5, 2018, the Company has signed letters of intent (“LOIs”) to divest 5 facilities. These LOIs are not definitive, and no assurance can be provided as to the likelihood or timing of these turning into completed transactions. These signed LOIs represent potential net cash proceeds to the Company in excess of $105 million.

•	Subsequent to the end of the third quarter 2018, the Company paid down $9.9 million of term loan debt using proceeds from divestitures, including the portion previously held in escrow.

Update on Transition Service Agreement (“TSA”) Transition and Arbitration with CHS

•	On October 1, 2018 the Company transitioned off of the Physician Practice Support Agreement (“PPSI”) and the Professional Account Services Receivables Collection Agreement (“PASI”).
•

Additional arbitration proceedings occurred in early October. The matters addressed in the proceedings primarily related to $12.1 million in claims against the Company from CHS and certain counterclaims made by the Company against CHS. The Company expects a ruling on these matters by mid-January 2019.

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QHC Announces Third Quarter 2018 Results

November 6, 2018

Financial Outlook

The Company’s financial outlook for the year ending December 31, 2018 remains unchanged from the Company’s second quarter press release.

2018 Guidance

Net operating revenues	$1.875 billion to $1.925 billion
Adjusted EBITDA, Adjusted for Divestitures	$145 million to $165 million

These projections are based on the Company’s historical operating performance, current economic, demographic and regulatory trends and other assumptions that the Company believes are reasonable at this time. See “Forward-Looking Statements” below for a list of factors that could affect the future financial and operating results of the Company or the healthcare industry generally.

A reconciliation of the Company’s projected 2018 Adjusted EBITDA, Adjusted for Divestitures, a forward-looking non-GAAP financial measure, to net income (loss), the most directly comparable U.S. GAAP financial measure, is omitted from this press release because the Company is unable to provide such reconciliation without unreasonable effort. This inability results from the inherent difficulty in forecasting generally and in quantifying certain projected amounts that are necessary for such reconciliation. In particular, sufficient information is not available to calculate certain items required for such reconciliation without unreasonable effort, including interest expense, provision for (benefit from) income taxes and other adjustments that would be necessary to prepare a forward-looking statement of net income (loss) in accordance with U.S. GAAP. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

About Quorum Health Corporation

The principal business of Quorum Health Corporation is to provide hospital and outpatient healthcare services in its markets across the United States. As of September 30, 2018, the Company owned or leased 27 hospitals in rural and mid-sized markets located across 14 states and licensed for 2,604 beds. Through Quorum Health Resources LLC, a wholly-owned subsidiary, the Company provides hospital management advisory and healthcare consulting services to non-affiliated hospitals across the country. Over 95% of the Company’s net operating revenues are attributable to its hospital operations business.

The Company’s headquarters are located in Brentwood, Tennessee, a suburb south of Nashville. Shares in Quorum Health Corporation are traded on the NYSE under the symbol “QHC.” More information about the Company can be found on its website at www.quorumhealth.com.

Quorum Health Corporation will hold a conference call on Wednesday, November 7, 2018, at 11:00 a.m. Eastern, to review its financial and operating results for the third quarter. To participate, please dial 1-844-761-3024 approximately 10 minutes prior to the scheduled start of the call. If calling from outside of the United States, please dial 1-661-378-9914. Please reference Conference ID number 6966617 when prompted by the conference call operator. The conference call will also be webcast live from the Investor Relations portion of the Company’s website. A presentation will be made available during the call and will be found in the Investor Relations portion of the Company’s website at www.quorumhealth.com. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and the Company’s Current Report on Form 8-K (including this press release) will be available on the Company’s website at www.quorumhealth.com.

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QHC Announces Third Quarter 2018 Results

November 6, 2018

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In Thousands, Except Earnings per Share and Shares)

	Three Months Ended September 30,
	2018		2017
		% of		% of
	$ Amount	Revenues	$ Amount	Revenues

Operating revenues (a)			$557,847
Provision for bad debts (b)			58,545
Net operating revenues	$460,507	100.0%	499,302	100.0%
Operating costs and expenses:
Salaries and benefits	226,237	49.1%	251,780	50.4%
Supplies	48,949	10.6%	58,657	11.7%
Other operating expenses (a)	143,716	31.4%	145,357	29.2%
Depreciation and amortization	16,612	3.6%	20,735	4.2%
Rent	11,661	2.5%	12,377	2.5%
Electronic health records incentives earned	(31)	—%	(287)	(0.1)%
Legal, professional and settlement costs	1,519	0.3%	2,050	0.4%
Impairment of long-lived assets and goodwill	32,438	7.0%	5,261	1.1%
Loss (gain) on sale of hospitals, net	805	0.2%	79	—%
Loss on closure of hospitals, net	1,111	0.2%	—	—%
Transaction costs related to the Spin-off	—	—%	173	—%
Total operating costs and expenses	483,017	104.9%	496,182	99.4%
Income (loss) from operations	(22,510)	(4.9)%	3,120	0.6%
Interest expense, net	32,450	7.0%	32,216	6.4%
Income (loss) before income taxes	(54,960)	(11.9)%	(29,096)	(5.8)%
Provision for (benefit from) income taxes	(1,074)	(0.2)%	(542)	(0.1)%
Net income (loss) (c)	(53,886)	(11.7)%	(28,554)	(5.7)%
Less: Net income (loss) attributable to noncontrolling interests	54	—%	637	0.1%
Net income (loss) attributable to Quorum Health Corporation	$(53,940)	(11.7)%	$(29,191)	(5.8)%

Earnings (loss) per share attributable to Quorum Health Corporation stockholders:
Basic and diluted (d)	$(1.85)		$(1.03)
Weighted-average shares outstanding:
Basic and diluted	29,215,823		28,245,833

For footnotes, see pages 9-11.

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QHC Announces Third Quarter 2018 Results

November 6, 2018

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In Thousands, Except Earnings per Share and Shares)

	Nine Months Ended September 30,
	2018		2017
		% of		% of
	$ Amount	Revenues	$ Amount	Revenues

Operating revenues (a)			$1,731,007
Provision for bad debts (b)			173,919
Net operating revenues	$1,419,959	100.0%	1,557,088	100.0%
Operating costs and expenses:
Salaries and benefits	705,868	49.7%	781,691	50.2%
Supplies	160,732	11.3%	186,591	12.0%
Other operating expenses (a)	440,910	31.0%	466,394	29.9%
Depreciation and amortization	52,015	3.7%	63,441	4.1%
Rent	35,551	2.5%	36,631	2.4%
Electronic health records incentives earned	(617)	—%	(4,516)	(0.3)%
Legal, professional and settlement costs	10,349	0.7%	6,519	0.4%
Impairment of long-lived assets and goodwill	72,198	5.1%	21,461	1.4%
Loss (gain) on sale of hospitals, net	8,927	0.6%	(5,112)	(0.3)%
Loss on closure of hospitals, net	18,195	1.3%	—	—%
Transaction costs related to the Spin-off	—	—%	204	—%
Total operating costs and expenses	1,504,128	105.9%	1,553,304	99.8%
Income (loss) from operations	(84,169)	(5.9)%	3,784	0.2%
Interest expense, net	95,307	6.7%	90,204	5.8%
Income (loss) before income taxes	(179,476)	(12.6)%	(86,420)	(5.6)%
Provision for (benefit from) income taxes	(1,162)	—%	(86)	(0.1)%
Net income (loss) (c)	(178,314)	(12.6)%	(86,334)	(5.5)%
Less: Net income (loss) attributable to noncontrolling interests	1,200	—%	1,048	0.1%
Net income (loss) attributable to Quorum Health Corporation	$(179,514)	(12.6)%	$(87,382)	(5.6)%

Earnings (loss) per share attributable to Quorum Health Corporation stockholders:
Basic and diluted (d)	$(6.21)		$(3.11)
Weighted-average shares outstanding:
Basic and diluted	28,891,363		28,068,085

For footnotes, see pages 9-11.

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QHC Announces Third Quarter 2018 Results

November 6, 2018

QUORUM HEALTH CORPORATION

UNAUDITED CONSOLIDATED SELECTED OPERATING DATA

	Three Months Ended September 30,
	2018	2017	Variance	% Variance

Consolidated:
Number of licensed beds at end of period (e)	2,604	3,051	(447)	(14.7)%
Admissions (f)	17,797	21,646	(3,849)	(17.8)%
Adjusted admissions (g)	45,536	54,350	(8,814)	(16.2)%
Total surgeries (h)	17,927	24,168	(6,241)	(25.8)%
Emergency room visits (i)	135,231	163,986	(28,755)	(17.5)%
Medicare case mix index (j)	1.42	1.43	(0.01)	(0.7)%

Same-facility: (k)
Number of licensed beds at end of period (e)	2,604	2,630	(26)	(1.0)%
Admissions (f)	17,666	18,499	(833)	(4.5)%
Adjusted admissions (g)	45,001	45,984	(983)	(2.1)%
Total surgeries (h)	17,727	18,706	(979)	(5.2)%
Emergency room visits (i)	134,153	135,628	(1,475)	(1.1)%
Medicare case mix index (j)	1.43	1.42	0.01	0.7%

	Nine Months Ended September 30,
	2018	2017	Variance	% Variance

Consolidated:
Number of licensed beds at end of period (e)	2,604	3,051	(447)	(14.7)%
Admissions (f)	56,546	67,572	(11,026)	(16.3)%
Adjusted admissions (g)	140,282	166,841	(26,559)	(15.9)%
Total surgeries (h)	57,628	77,070	(19,442)	(25.2)%
Emergency room visits (i)	424,417	504,500	(80,083)	(15.9)%
Medicare case mix index (j)	1.43	1.42	0.01	0.7%

Same-facility: (k)
Number of licensed beds at end of period (e)	2,604	2,630	(26)	(1.0)%
Admissions (f)	54,781	56,142	(1,361)	(2.4)%
Adjusted admissions (g)	135,218	136,597	(1,379)	(1.0)%
Total surgeries (h)	54,750	56,318	(1,568)	(2.8)%
Emergency room visits (i)	407,090	406,188	902	0.2%
Medicare case mix index (j)	1.43	1.40	0.03	2.1%

For footnotes, see pages 9-11.

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QHC Announces Third Quarter 2018 Results

November 6, 2018

QUORUM HEALTH CORPORATION

UNAUDITED CONSOLIDATED SELECTED OPERATING DATA

	Three Months Ended September 30,
	2018	2017	$ Variance	% Variance

Consolidated:
Net patient revenues	$440,731	$475,885	$(35,154)	(7.4)%
Non-patient revenues	19,776	23,417	(3,641)	(15.5)%
Total net operating revenues	$460,507	$499,302	$(38,795)	(7.8)%
Net patient revenues per adjusted admission	$9,679	$8,756	$923	10.5%
Net operating revenues per adjusted admission	$10,113	$9,187	$926	10.1%

Same-facility:
Net patient revenues	$444,034	$415,546	$28,488	6.9%
Non-patient revenues	19,810	23,051	(3,241)	(14.1)%
Total net operating revenues	$463,844	$438,597	$25,247	5.8%
Net patient revenues per adjusted admission	$9,866	$9,037	$829	9.2%
Net operating revenues per adjusted admission	$10,306	$9,538	$768	8.1%

	Nine Months Ended September 30,
	2018	2017	$ Variance	% Variance

Consolidated:
Net patient revenues	$1,354,588	$1,484,375	$(129,787)	(8.7)%
Non-patient revenues	65,371	72,713	(7,342)	(10.1)%
Total net operating revenues	$1,419,959	$1,557,088	$(137,129)	(8.8)%
Net patient revenues per adjusted admission	$9,656	$8,897	$759	8.5%
Net operating revenues per adjusted admission	$10,122	$9,333	$789	8.5%

Same-facility:
Net patient revenues	$1,331,907	$1,265,465	$66,442	5.3%
Non-patient revenues	64,884	71,116	(6,232)	(8.8)%
Total net operating revenues	$1,396,791	$1,336,581	$60,210	4.5%
Net patient revenues per adjusted admission	$9,850	$9,264	$586	6.3%
Net operating revenues per adjusted admission	$10,330	$9,785	$545	5.6%

For footnotes, see pages 9-11.

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QHC Announces Third Quarter 2018 Results

November 6, 2018

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Par Value per Share and Shares)

	September 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$6,066	$5,617
Patient accounts receivable, net of allowance for doubtful accounts of $352,509 at December 31, 2017	318,284	343,145
Inventories	46,964	53,459
Prepaid expenses	21,225	21,167
Due from third-party payors	64,109	97,202
Current assets of hospitals held for sale	—	8,112
Other current assets	58,162	47,440
Total current assets	514,810	576,142
Property and equipment, at cost	1,284,695	1,405,184
Less: Accumulated depreciation and amortization	(718,309)	(729,905)
Total property and equipment, net	566,386	675,279
Goodwill	401,073	409,229
Intangible assets, net	49,866	64,850
Long-term assets of hospitals held for sale	—	7,734
Other long-term assets	80,994	95,607
Total assets	$1,613,129	$1,828,841
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$1,544	$1,855
Accounts payable	146,403	171,250
Accrued liabilities:
Accrued salaries and benefits	87,287	77,803
Accrued interest	22,046	10,466
Due to third-party payors	43,934	47,705
Current liabilities of hospitals held for sale	—	2,577
Other current liabilities	47,750	43,687
Total current liabilities	348,964	355,343
Long-term debt	1,185,684	1,212,035
Deferred income tax liabilities, net	6,670	7,774
Other long-term liabilities	129,825	137,954
Total liabilities	1,671,143	1,713,106
Redeemable noncontrolling interests	2,279	2,325
Equity:
Quorum Health Corporation stockholders' equity (deficit):
Preferred stock, $0.0001 par value per share, 100,000,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value per share, 300,000,000 shares authorized; 31,527,885 shares issued and outstanding at September 30, 2018, and 30,294,895 shares issued and outstanding at December 31, 2017	3	3
Additional paid-in capital	554,847	549,610
Accumulated other comprehensive income (loss)	(1,917)	(1,956)
Accumulated deficit	(627,730)	(448,216)
Total Quorum Health Corporation stockholders' equity (deficit)	(74,797)	99,441
Nonredeemable noncontrolling interests	14,504	13,969
Total equity (deficit)	(60,293)	113,410
Total liabilities and equity	$1,613,129	$1,828,841

For footnotes, see pages 9-11.

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QHC Announces Third Quarter 2018 Results

November 6, 2018

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Cash flows from operating activities:
Net income (loss)	$(53,886)	$(28,554)	$(178,314)	$(86,334)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	16,612	20,735	52,015	63,441
Non-cash interest expense, net	1,860	1,793	6,394	3,223
Provision for (benefit from) deferred income taxes	(1,129)	(642)	(1,104)	(387)
Stock-based compensation expense	2,766	2,374	7,986	7,702
Impairment of long-lived assets and goodwill	32,438	5,261	72,198	21,461
Loss (gain) on sale of hospitals, net	805	79	8,927	(5,112)
Non-cash portion of loss on hospital closures	—	—	6,394	—
Changes in reserves for self-insurance claims, net of payments	4,623	4,999	15,003	16,253
Changes in reserves for legal, professional and settlement costs, net of payments	—	—	—	(3,651)
Other non-cash expense (income), net	380	233	387	238
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Patient accounts receivable, net	9,206	9,156	30,280	(21,193)
Due from and due to third-party payors, net	8,344	(3,176)	29,322	12,231
Inventories, prepaid expenses and other current assets	(7,353)	9,756	(7,582)	2,024
Accounts payable and accrued liabilities	12,108	(12,002)	2,394	(10,710)
Long-term assets and liabilities, net	1,560	(268)	(1,365)	1,603
Net cash provided by (used in) operating activities	28,334	9,744	42,935	789

Cash flows from investing activities:
Capital expenditures for property and equipment	(9,576)	(11,525)	(34,895)	(50,667)
Capital expenditures for software	(483)	(3,005)	(1,527)	(6,174)
Acquisitions, net of cash acquired	(63)	(33)	(121)	(1,920)
Proceeds from the sale of hospitals	—	9,084	39,170	29,240
Other investing activities, net	10	—	259	—
Net cash provided by (used in) investing activities	(10,112)	(5,479)	2,886	(29,521)

Cash flows from financing activities:
Borrowings under revolving credit facilities	121,000	131,000	368,000	433,000
Repayments under revolving credit facilities	(135,000)	(136,000)	(368,000)	(388,000)
Borrowings of long-term debt	90	175	157	247
Repayments of long-term debt	(354)	(4,670)	(31,801)	(16,517)
Payments of debt issuance costs	—	(181)	(2,268)	(3,119)
Cancellation of restricted stock awards for payroll tax withholdings on vested shares	(36)	(14)	(1,979)	(1,503)
Cash distributions to noncontrolling investors	(678)	—	(1,481)	(3,851)
Purchases of shares from noncontrolling investors	—	(1,244)	—	(1,244)
Net cash provided by (used in) financing activities	(14,978)	(10,934)	(37,372)	19,013

Net change in cash, cash equivalents and restricted cash	3,244	(6,669)	8,449	(9,719)
Cash, cash equivalents and restricted cash at beginning of period	10,822	22,405	5,617	25,455
Cash, cash equivalents and restricted cash at end of period	$14,066	$15,736	$14,066	$15,736

For footnotes, see pages 9-11.

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QHC Announces Third Quarter 2018 Results

November 6, 2018

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS AND SELECTED OPERATING DATA

(a)

The California Department of Health Care Services administers the HQAF program, imposing a fee on certain general and acute care California hospitals. Revenues generated from these fees provide funding for the non-federal supplemental payments to California hospitals that serve California’s Medicaid (“Medi-Cal”) and uninsured patients. Under the HQAF program, the Company recognized $8.7 million of net operating revenues less $0.1 million of provider taxes for the three months ended September 30, 2018 with no corresponding amounts in the three months ended September 30, 2017. For the nine months ended September 30, 2018, the Company recognized $24.4 million of net operating revenues less $4.4 million of provider taxes with no corresponding amounts in the nine months ended September 30, 2017. The revenues and provider taxes paid for the full year 2017 were recognized in the fourth quarter of 2017 when CMS approved Phase V of the program.

(b)

On January 1, 2018, the Company adopted ASC Topic 606 “Revenue from Contracts with Customers” using the modified retrospective method to all contracts existing on January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with the Company’s historic accounting under Topic 605. Prior to the adoption of ASC Topic 606, a significant portion of the Company’s allowance for doubtful accounts related to amounts due from self-pay patients, as well as co-pays and deductibles owed to the Company by patients with insurance. Under ASC 606, the estimated allowance for these patients are generally considered a direct reduction to net operating revenues rather than as a provision for bad debts.

(c)

EBITDA is a non-GAAP financial measure that consists of net income (loss) before interest, income taxes, depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back the effect of certain legal, professional and settlement costs, impairment of long-lived assets and goodwill, net loss (gain) on sale of hospitals, net loss on closure of hospitals, transition of transition services agreements (“TSAs”), transaction costs related to the Spin-off, and post-spin headcount reductions and executive severance. The Company uses Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by the Company’s management to assess the operating performance of its hospital operations business and to make decisions on the allocation of resources. Additionally, management utilizes Adjusted EBITDA in assessing the Company’s results of operations and in comparing the Company’s results of operations between periods. Adjusted EBITDA, Adjusted for Divestitures, also a non-GAAP financial measure, is further adjusted to exclude the effect of EBITDA of hospitals either sold or closed as of September 30, 2018. The Company has presented Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures in this press release because it believes these measures provide investors and other users of the Company’s financial statements with additional information about how the Company’s management assesses its results of operations.

Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures are not measurements of financial performance under U.S. GAAP. These calculations should not be considered in isolation or as a substitute for net income, operating income or any other measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures are significant components in understanding and evaluating the Company’s financial performance. The Company believes such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of the Company’s normal operating performance. Additionally, the Company’s calculation of Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures may not be comparable to similarly titled measures reported by other companies.

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QHC Announces Third Quarter 2018 Results

November 6, 2018

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS AND SELECTED OPERATING DATA

(Continued)

The following table reconciles Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures, each as defined above, to net income (loss), the most directly comparable U.S. GAAP financial measure, as derived directly from the Company’s consolidated statements of income for the respective periods (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net income (loss)	$(53,886)	$(28,554)	$(178,314)	$(86,334)
Interest expense, net	32,450	32,216	95,307	90,204
Provision for (benefit from) income taxes	(1,074)	(542)	(1,162)	(86)
Depreciation and amortization	16,612	20,735	52,015	63,441
EBITDA	(5,898)	23,855	(32,154)	67,225
Legal, professional and settlement costs	1,519	2,050	10,349	6,519
Impairment of long-lived assets and goodwill	32,438	5,261	72,198	21,461
Loss (gain) on sale of hospitals, net	805	79	8,927	(5,112)
Loss on closure of hospitals, net	1,111	—	18,195	—
Transition of transition services agreements	2,445	—	3,682	—
Transaction costs related to the Spin-off	—	173	—	204
Post-spin headcount reductions and executive severance	1,722	850	7,688	2,543
Adjusted EBITDA	34,142	32,268	88,885	92,840
Negative EBITDA of divested hospitals	8,651	6,032	21,290	20,510
Adjusted EBITDA, Adjusted for Divestitures	$42,793	$38,300	$110,175	$113,350
(d)	The following table reconciles net income (loss) attributable to Quorum Health Corporation, as reported and on a per share basis, with the adjustments described herein:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(per share - basic and diluted)		(per share - basic and diluted)

Earnings (loss) per share attributable to Quorum Health Corporation stockholders, as reported	$(1.85)	$(1.03)	$(6.21)	$(3.11)
Adjustments:
Legal, professional and settlement costs	0.05	0.07	0.36	0.23
Impairment of long-lived assets and goodwill	1.09	0.18	2.48	0.76
Loss (gain) on sale of hospitals, net	0.03	—	0.31	(0.18)
Loss on closure of hospitals, net	0.04	—	0.63	—
Transition of transition services agreements	0.08	—	0.13	—
Transaction costs related to the Spin-off	—	0.01	—	0.01
Post-spin headcount reductions and executive severance	0.06	—	0.26	—
Net operating losses of divested hospitals	0.29	0.21	0.73	0.73
Earnings (loss) per share attributable to Quorum Health Corporation stockholders, excluding adjustments	$(0.21)	$(0.56)	$(1.31)	$(1.56)

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QHC Announces Third Quarter 2018 Results

November 6, 2018

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS AND SELECTED OPERATING DATA

(Continued)

(e)	Licensed beds are the number of beds for which the appropriate state agency licenses a hospital, regardless of whether the beds are actually available for patient use.
(f)	Admissions represent the number of patients admitted for inpatient services.
(g)	Adjusted admissions are computed by multiplying admissions by gross patient revenues and then dividing that number by gross inpatient revenues.
(h)	Total surgeries represent the number of inpatient and outpatient surgeries.
(i)	Emergency room visits represent the number of patients registered and treated in the Company’s emergency rooms.
(j)

Medicare case mix index is a relative value assigned to a diagnosis-related group of patients that is used in determining the allocation of resources necessary to treat the patients in that group. Medicare case mix index is calculated as the average case mix index for all Medicare admissions during the period.

(k)

Same-facility financial and operating data excludes hospitals that were sold or closed prior to and as of the end of the current reporting period. Same-facility operating results have been adjusted to exclude the operating results of Sandhills Regional Medical Center, Barrow Regional Medical Center, Cherokee Medical Center, Trinity Hospital of Augusta, Lock Haven Hospital, Sunbury Community Hospital, L.V. Stabler Memorial Hospital, Affinity Medical Center, Vista Medical Center West, Clearview Regional Medical Center and McKenzie Regional Hospital which were sold or closed on December 1, 2016, December 31, 2016, March 31, 2017, June 30, 2017, September 30, 2017, September 30, 2017, October 31, 2017, February 11, 2018, March 1, 2018, March 31, 2018 and September 30, 2018, respectively.

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QHC Announces Third Quarter 2018 Results

November 6, 2018

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” “outlook,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, but are not limited to, the following:

•	general economic and business conditions, both nationally and in the regions in which the Company operates;
•

risks associated with the Company’s substantial indebtedness, leverage and debt service obligations, including its ability to comply with its debt covenants, including its senior credit facility, as amended;

•

the Company’s ability to successfully complete divestitures and the timing thereof, its ability to complete any such divestitures on desired terms or at all, and its ability to realize the intended benefits from any such divestitures;

•

changes in reimbursement methodologies and rates paid by federal or state healthcare programs, including Medicare and Medicaid, or commercial payors, and the timeliness of reimbursement payments, including delays in certain states in which the Company operates;

•	the extent to which regulatory and economic changes occur in Illinois, where a material portion of the Company’s revenues are concentrated;
•	demographic changes;
•

the impact of changes made to the Affordable Care Act, the potential for repeal or additional changes to the Affordable Care Act, its implementation or its interpretation, as well as changes in other federal, state or local laws or regulations affecting the healthcare industry;

•

increases in the amount and risk of collectability of patient accounts receivable, including lower collectability levels which may result from, among other things, self-pay growth and difficulties in collecting payments for which patients are responsible, including co-pays and deductibles;

•	competition;
•	changes in medical or other technology;
•	any potential impairments in the carrying values of long-lived assets and goodwill or the shortening of the useful lives of long-lived assets;
•

the costs associated with the transition of the transition services agreements with Community Health Systems, Inc., including the related arbitration proceeding, as well as the additional costs and risks associated with any operational problems, delays in collections from payors, and errors and control issues during the termination and transition process, and the Company’s ability to realize the intended benefits from transitioning off of the transition services agreements;

•	an unfavorable outcome from the arbitration with CHS,
•

the impact of certain outsourcing functions, and the ability of CHS, as provider of the Company’s billing and collection services pursuant to the transition services agreements, to timely and appropriately bill and collect;

•	the Company’s ability to manage effectively its arrangements with third-party vendors for key non-clinical business functions and services;
•	the Company’s ability to achieve operating and financial targets and to control the costs of providing services if patient volumes are lower than expected;
•	the Company’s ability to achieve and realize the operational and financial benefits expected from its margin improvement program;
•	the effects related to outbreaks of infectious diseases;

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QHC Announces Third Quarter 2018 Results

November 6, 2018

•	the Company’s ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;
•	the impact of seasonal or severe weather conditions or earthquakes;
•

increases in wages as a result of inflation or competition for highly technical positions and rising medical supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

•

the Company’s ongoing ability to demonstrate meaningful use of certified EHR technology, including meeting interoperability objectives, and avoid related penalties and recognize income for the related Medicare or Medicaid incentive payments, to the extent such payments have not expired;

•

the efforts of healthcare insurers, providers, large employer groups and others to contain healthcare costs, including the trend toward treatment of patients in less acute or specialty healthcare settings and the increased emphasis on value-based purchasing;

•	the failure to comply with governmental regulations;
•

the Company’s ability, where appropriate, to enter into, maintain and comply with provider arrangements with payors and the terms of these arrangements, which may be impacted by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;

•

the potential adverse impact of known and unknown government investigations, internal investigations, audits, and federal and state false claims act litigation and other legal proceedings, including the shareholder and creditor litigations against the Company and certain of its officers and threats of litigation, as well as the significant costs and attention from management required to address such matters;

•	liabilities and other claims asserted against the Company, including self-insured malpractice claims;
•

the impact of cyber-attacks or security breaches, including, but not limited to, the compromise of the Company’s facilities and confidential patient data, potential harm to patients, remediation and other expenses, potential liability under the Health Insurance Portability and Accountability Act of 1996, or HIPAA, and consumer protection laws, federal and state governmental inquiries, and damage to the Company’s reputation;

•	the Company’s ability to utilize its income tax loss carryforwards and risks associated with the Tax Cuts and Jobs Act of 2017;
•	the Company’s ability to maintain certain accreditations at its existing facilities and any future facilities it may acquire;
•	the success and long-term viability of healthcare insurance exchanges and potential changes to the beneficiary enrollment process;
•

the extent to which states support or implement changes to Medicaid programs, utilize healthcare insurance exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	the timing and amount of cash flows related to the California HQAF Program, as well as the potential for retroactive adjustments for prior year payments;
•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;
•	changes in U.S. generally accepted accounting principles, including the impacts of adopting newly issued accounting standards;
•	the availability and terms of capital to fund acquisitions, replacement facilities or other capital expenditures;
•	the Company’s ability to obtain adequate levels of professional and general liability and workers’ compensation liability insurance; and
•	the other risk factors set forth in the Company’s other public filings with the Securities and Exchange Commission.

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QHC Announces Third Quarter 2018 Results

November 6, 2018

Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant regulatory, economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond its control. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this filing. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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